Exhibit 99.1

Lottery.com and Trident Acquisitions Corp. Announce Closing of Business Combination

Lottery.com Inc.’s Common Stock to Begin Trading on Nasdaq Under Ticker Symbol LTRY on Monday, November 1, 2021

AUSTIN, Texas, October 29, 2021 -- (GLOBE NEWSWIRE) -- Lottery.com Inc. (Nasdaq: LTRY, LTRYW) (“Lottery.com” or the “Company”), a leading technology company that is transforming how, where and when lottery is played announced today that it has completed its previously announced business combination with Trident Acquisitions Corp. (“Trident”). The transaction was approved at a special meeting of Trident’s stockholders on October 28, 2021. Additionally, Trident stockholders elected to retain 99.6% of Trident’s outstanding stock, resulting in the Company receiving gross proceeds of over $63 million from the transaction.

Upon the closing, the combined company was renamed Lottery.com Inc. and its common stock and warrants will begin trading on The Nasdaq Stock Market under the ticker symbols LTRY and LTRYW, respectively, on Monday, November 1, 2021.

Tony DiMatteo, CEO of Lottery.com commented, “Today represents a momentous achievement for Lottery.com. I am grateful to all our stockholders for their continued support and the entire Lottery.com team for their dedication.”

He continued, “Since we entered our first state, our convenient online platform has resonated with consumers, which has driven our strong growth. As a public company with enhanced access to capital, we plan to continue building on this positive momentum by leveraging our low customer acquisition cost to further expand our customer base, broadening our product offerings, and executing on strategic and synergistic acquisitions. We remain squarely focused on realizing the profitable growth opportunities before us and delivering long-term value to our stockholders.”

About Lottery.com

Lottery.com is a leading technology company that is transforming how, where and when lottery is played. Its engaging mobile and online platforms enable players and commercial partners located in the United States and internationally to remotely purchase legally sanctioned lottery games. Fans and subscribers look to Lottery.com for compelling, real-time results on more than 800 lottery games from more than 40 countries. Additionally, through WinTogether.org, Lottery.com is fundamentally changing how non-profit donors are incentivized to action by gamifying charitable giving. In all that it does, Lottery.com’s mission remains the same: an uncompromising passion to innovate, grow a new demographic of enthusiasts, deliver responsible and trusted solutions, and promote community and philanthropic initiatives. For more information, visit http://www.lottery.com.

About Trident Acquisitions Corp.

Trident was a blank check company formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities. Prior to the closing of the transaction, Trident's securities were quoted on The Nasdaq Stock Market (Nasdaq: TDAC, TDACU, and TDACW). For more information, visit www.tridentacquisitions.com/home.

Important Notice Regarding Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of present or historical fact included in this press release, regarding the company’s future financial performance, as well as the company’s strategy, future operations, estimated financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this press release, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Lottery.com disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release. Lottery.com cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Lottery.com. In addition, Lottery.com cautions you that the forward-looking statements contained in this press release are subject to the following factors: (i) the outcome of any legal proceedings that may be instituted against Lottery.com; (ii) Lottery.com’s ability to realize the anticipated benefits of the business combination, which may be affected by, among other things, competition and the ability of Lottery.com to grow and manage growth profitably following the business combination; (iii) costs related to the business combination; (iv) risks related to the rollout of Lottery.com’s business and the timing of expected business milestones; (v) Lottery.com’s dependence on obtaining and maintaining lottery retail licenses or consummating partnership agreements in various markets; (vi) Lottery.com’s ability to maintain effective internal controls over financial reporting, including the remediation of identified material weaknesses in internal control over financial reporting relating to segregation of duties with respect to, and access controls to, its financial record keeping system, and Lottery.com’s accounting staffing levels; (vii) the effects of competition on Lottery.com’s future business; (viii) risks related to Lottery.com’s dependence on its intellectual property and the risk that Lottery.com’s technology could have undetected defects or errors; (ix) changes in applicable laws or regulations; (x) risks related to the COVID-19 pandemic and its effect directly on Lottery.com and the economy generally; (xi) risks relating to privacy and data protection laws, privacy or data breaches, or the loss of data; (xii) the possibility that Lottery.com may be adversely affected by other economic, business, and/or competitive factors; (xiii) the ability of Lottery.com to attract and retain directors of its choosing in the future; and (xiv) those factors discussed in the proxy statement/prospectus filed by Lottery.com with the Securities and Exchange Commission (the “SEC”) under the heading “Risk Factors” and the other documents filed, or to be filed, by Lottery.com with the SEC. Should one or more of the risks or uncertainties described in this press release materialize or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact the operations and projections discussed herein can be found in the reports that Lottery.com has filed and will file from time to time with the SEC. These SEC filings are available publicly on the SEC’s website at www.sec.gov.

Lottery.com Contact:

Matthew Schlarb

VP, Investor Relations

(512) 585-7789

ir@lottery.com

Trident Contact:

Vadim Komissarov

CEO

(646) 229-7549

vkomissarov@tridentacquisitions.com